EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Trimble Navigation Australia Pty Limited                 Australia

Spectra Precision Pty Ltd.                               Australia

Trimble Austria Ges.mbH                                  Austria

Trimble Belgium BVBA                                     Belgium

Trimble Brasil Limitada                                  Brazil

Jamestown Manufacturing Corporation                      California

Pacific Crest Corporation                                California

Trimble Export Limited                                   California

Trimble Navigation International Limited                 California

Trimble Specialty Products, Inc.                         California

TR Navigation Corporation                                California

Applanix Corporation                                     Canada

Trimble Canada Ltd.                                      Canada

Trimble Exchangeco Ltd.                                  Canada

Trimble Holdings Co.                                     Canada

Trimble Electronic Products (Shanghai) Co. Ltd.          China

Trimble Navigation Technology (Shanghai) Co. Ltd.        China

Mensi, Inc.                                              Delaware

SPHM Inc.                                                Delaware

Trimble Middle East WLL                                  Egypt

Mensi, S.A.                                              France

Trimble France S.A.S.                                    France

GeoNav GmbH                                              Germany

Trimble GmbH                                             Germany

Trimble Holdings GmbH                                    Germany

Trimble Jena                                             Germany

Trimble Kaiserslautern GmbH                              Germany

Trimble terraSat GmbH                                    Germany

Trimble Italia SRL                                       Italy

Trimble Navigation Italia s.r.l                          Italy

Mensi, KK                                                Japan

Trimble Japan K.K.                                       Japan

Spectra Precision de Mexico, SA de CV                    Mexico

Trimble Mexico S de RL                                   Mexico

Trimble Europe B.V.                                      Netherlands

Trimble Navigation New Zealand Limited                   New Zealand

Tripod Data Systems                                      Oregon

Trimble Navigation Singapore PTE Limited                 Singapore

Trimble International Holdings S.L.                      Spain

Trimble Navigation Iberica S.L.                          Spain

Spectra Precision Scandinavia AB                         Sweden

Trimble AB                                               Sweden

TNL Flight Services, Inc                                 Texas

Applanix LLC                                             Texas

Trimble Navigation Europe Limited                        United Kingdom

Trimble Pty Ltd.                                         United Kingdom

Trimble Mobile Solutions, Inc.                           Virginia